Power of Attorney

       The undersigned Director/Trustee of the funds listed on Exhibit A (collectively, the "Funds"), hereby constitutes, appoints and authorizes each of, Andrew French, Claudia DiGiacomo, Deborah A. Docs,
Kathleen DeNicholas, Diana Huffman, Raymond A. OHara,
Jonathan D. Shain and Melissa Gonzalez, as true and lawful agents and attorneys-in-fact, to sign, execute and deliver on his behalf in the appropriate capacities indicated, any Registration Statements of the Funds on the appropriate forms, any and all amendments thereto (including pre- and post-effective amendments), and any and all supplements or other instruments in connection therewith, including
Form N-PX, Forms 3, 4 and 5, as appropriate, to file the same, with all exhibits thereto, with the U.S.
Securities and Exchange Commission (the "SEC") and the securities regulators of appropriate states and territories, and generally to do all such things in his name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate to comply with the provisions of the Securities Act of 1933, section 16(a) of the Securities Exchange Act of
1934 and the Investment Company Act of 1940, all related requirements of the SEC and all requirements of appropriate states and territories. The undersigned does hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting.
The undersigned does hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof.


/s/ Barry H. Evans
Barry H. Evans




Dated:   September 1, 2017

Exhibit A
(the "Funds")




PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
PRUDENTIAL GOVERNMENT MONEY MARKET FUND, INC.
PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
PRUDENTIAL INVESTMENT PORTFOLIOS 2
PRUDENTIAL INVESTMENT PORTFOLIOS 3
PRUDENTIAL INVESTMENT PORTFOLIOS 4
PRUDENTIAL INVESTMENT PORTFOLIOS 5
PRUDENTIAL INVESTMENT PORTFOLIOS 6
PRUDENTIAL INVESTMENT PORTFOLIOS 7
PRUDENTIAL INVESTMENT PORTFOLIOS 8
PRUDENTIAL INVESTMENT PORTFOLIOS 9
PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10
PRUDENTIAL INVESTMENT PORTFOLIOS 12
PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 14
PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15
PRUDENTIAL INVESTMENT PORTFOLIOS 16
PRUDENTIAL INVESTMENT PORTOLIOS, FUND, INC. 17
PRUDENTIAL INVESTMENT PORTFOLIOS 18
PRUDENTIAL JENNISON BLEND FUND, INC.
PRUDENTIAL JENNISON MID-CAP GROWTH FUND, INC.
PRUDENTIAL JENNISON NATURAL RESOURCES FUND, INC.
PRUDENTIAL JENNISON SMALL COMPANY FUND, INC.
PRUDENTIAL NATIONAL MUNI FUND, INC.
PRUDENTIAL SECTOR FUNDS, INC.
PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.
PRUDENTIAL WORLD FUND, INC.
THE TARGET PORTFOLIO TRUST
THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2
THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-10
(Retail Funds)

PRUDENTIAL GLOBAL SHORT DURATION HIGH YIELD FUND, INC.
PRUDENTIAL SHORT DURATION HIGH YIELD FUND, INC.
(Closed End Funds)